                                                                                                        EXHIBIT 99.1


                                             MERIDIAN NATIONAL CORPORATION
                                           PRO FORMA CONDENSED BALANCE SHEETS
                                                   SEPTEMBER 30, 1996

                                                            (UNAUDITED)


                                                                                        Pro Forma
                                                                      Historical        Adjustments         Pro Forma
                                                                    -------------     -------------       ------------

ASSETS
Current assets:
  Cash                                                              $ (1,770,428)                         $ (1,770,428)
  Accounts receivable - net                                           11,099,433                            11,099,433
  Inventories                                                          8,814,131                             8,814,131
  Other current assets                                                   182,241                               182,241
                                                                    ------------                           -----------
        Total current assets                                          18,325,377                            18,325,377

Property and equipment, at cost                                       12,257,702                            12,257,702
  Less accumulated depreciation and amortization                       4,746,342                             4,746,342
                                                                    ------------                          ------------
                                                                       7,511,360                             7,511,360

Other assets                                                           1,349,011                             1,349,011
                                                                     -----------                          ------------

                                                                    $ 27,185,748                          $ 27,185,748
                                                                    ============                          ============




LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable                                                     $ 11,447,033       $   (590,000)      $ 10,857,033
  Accounts payable and accrued liabilities                             9,295,937                             9,295,937
  Long-term debt due within one year                                     794,284                               794,284
                                                                    ------------       ------------       ------------

        Total current liabilities                                     21,537,254           (590,000)        20,947,254


Long-term debt due after one year                                      4,035,576                             4,035,576

Minority interest                                                           --              182,000            182,000

Stockholders' equity:

  Preferred stock, $.001 par value, 5,000,000 shares authorized:
    $100 Series A, 5,000 shares authorized,
      4,000 shares issued and outstanding                                400,000                               400,000

    $3.75 Series B, 1,375,000 shares authorized,
      206,752 shares issued and outstanding                              775,320                               775,320

  Common stock, $.01 par value, 20,000,000 shares authorized,
    3,409,878 shares outstanding (2,755,145 at February 29, 1996)         34,099                                34,099

  Capital in excess of stated value                                   10,386,992            408,000         10,794,992

  Deficit                                                             (9,983,493)                           (9,983,493)
                                                                    ------------       ------------       ------------

        Total stockholders' equity                                     1,612,918            408,000          2,020,918
                                                                    ------------       ------------       ------------

                                                                    $ 27,185,748       $          0       $ 27,185,748
                                                                    ============       ============       ============

                             See accompanying note.


                               MERIDIAN NATIONAL CORPORATION
                PRO FORMA CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          SEVEN MONTHS ENDED SEPTEMBER 30, 1996

                                   (UNAUDITED)

Balance at February 29, 1996                                             $          904,925

     Net income                                                                     435,152

     Issuance of 600,000 shares of common stock in exchange
         for a $300,000 reduction in a convertible note payable                     300,000

     Cash dividends of preferred stock                                              (27,059)

     Other                                                                             (100)
                                                                             --------------

Balance at September 30, 1996                                                     1,612,918

Pro forma adjustment                                                                408,000
                                                                             --------------

Pro forma                                                                $        2,020,918
                                                                             ==============


                             See accompanying note.

                          MERIDIAN NATIONAL CORPORATION
                NOTE TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                   (Unaudited)

Note
----

The accompanying balance sheet as of September 30, 1996 and statement of changes in stockholders' equity for the seven months ended September 30, 1996 have been adjusted to reflect the recently completed transactions as described in Item 5. Other Events of Form 8-K Current Report. The following pro forma adjustments have been made to reflect the transactions as if they had been consummated on September 30, 1996.

       a. Record net proceeds of $590,000 from the issuance and sale of subsidiary stock (net of estimated expenses of $10,000) applied to pay down short-term borrowings. Such net proceeds have been allocated to stockholders' equity ($408,000) and minority interest ($182,000).

       b. Record proceeds from $1,700,000 borrowing applied to pay down short-term borrowings until expended on the expansion project.